Exhibit 99

Name:	Disney Enterprises, Inc.
Address:	500 South Buena Vista Street, Burbank, CA 91521
Designated Filer:	The Walt Disney Company
Issuer:	ABC Radio Holdings, Inc.
Date of Event:	5/8/07

Signature:	/s/ David Thompson, Senior Vice President	Date:	June 11, 2007

Name:	ABC Enterprises, Inc.
Address:	500 South Buena Vista Street, Burbank, CA 91521
Designated Filer:	The Walt Disney Company
Issuer:	ABC Radio Holdings, Inc.
Date of Event:	5/8/07

Signature:	/s/ David Thompson, Senior Vice President	Date:	June 11, 2007

Name:	ABC, Inc.
Address:	500 South Buena Vista Street, Burbank, CA 91521
Designated Filer:	The Walt Disney Company
Issuer:	ABC Radio Holdings, Inc.
Date of Event:	5/8/07

Signature:	/s/ David Thompson, Vice President	Date:	June 11, 2007

Name:	ABC Holding Company Inc.
Address:	500 South Buena Vista Street, Burbank, CA 91521
Designated Filer:	The Walt Disney Company
Issuer:	ABC Radio Holdings, Inc.
Date of Event:	5/8/07

Signature:	/s/ David Thompson, Vice President	Date:	June 11, 2007